Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pervasip Corp. pertaining to the 2010 Equity Incentive Plan of our report dated March 15, 2010, with respect to the financial statements of Pervasip Corp. included in the Annual Report on Form 10-K for the year ended November 30, 2009.

/s/ Nussbaum Yates Berg Klein & Wolpow, LLP

Melville, New York
July 27, 2010